                                AMENDMENT NO. 5
                                      TO
                          LOAN AND SECURITY AGREEMENT

                 THIS AMENDMENT NO. 5 to LOAN AND SECURITY AGREEMENT (this "Amendment No. 5") is made this 23rd day of December, 1994 by and among CABLE TV FUND 12-B, LTD., a Colorado limited partnership (herein "Borrower"); CORESTATES BANK, N.A., a national banking association ("PNB", and in its capacity as administrative agent, "Agent"); CHEMICAL BANK, a New York banking corporation and successor by merger to Manufacturers Hanover Trust Company ("Manufacturers"); NATIONSBANK OF NORTH CAROLINA, N.A. (formerly NCNB National Bank of North Carolina), a national banking association ("NCNB"); and NATIONSBANK OF TEXAS, N.A. (formerly NCNB Texas National Bank), a national banking association, assignee of the Federal Deposit Insurance Corporation, receiver for First RepublicBank Dallas, N.A. (formerly known as RepublicBank Dallas, N.A.) ("Republic") (PNB, Manufacturers, NCNB and Republic being referred to herein individually and collectively as the "Banks").

                              W I T N E S S E T H:

                 WHEREAS, Borrower and Banks are parties to that certain Loan and Security Agreement dated August 29, 1985, as amended by the Letter Agreement dated August 14, 1986, Amendment No. 2 to Loan and Security Agreement dated March 31, 1988, Amendment No. 3 to Loan and Security Agreement dated March 29, 1989 and Amendment No. 4 to Loan and Security Agreement dated November 29, 1991 (as amended, and as may be amended from time to time, the "Loan Agreement "); and

                 WHEREAS, Borrowers have requested an extension of the amortization of the Loan (as defined in the Loan Agreement) as set forth herein, and Banks have agreed to such extension on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Definitions.

                          (a)     General Rule. Unless otherwise defined
herein, capitalized terms used herein which are defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement.

                          (b)     Revised Definitions. The following
definitions contained in Section One of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                          1.31. "Manufacturers" shall mean Chemical Bank, a New York banking corporation and successor by merger to Manufacturers Hanover Trust Company.

                          1.34. "NCNB" shall mean NationsBank of North Carolina, N.A., (formerly NCNB National Bank of North Carolina) a national banking association.

                          1.36.   "Notes" shall mean individually and
                 collectively the Third Amended and Restated Notes evidencing Borrower's indebtedness to each Bank under the Loan.

                          1.42. "Republic" shall mean NationsBank of Texas, N.A. (formerly NCNB Texas National Bank) a national banking association, assignee of the Federal Deposit Insurance Corporation, receiver for First RepublicBank Dallas, N.A. (formerly known as RepublicBank Dallas, N.A.).

                          (c)     Additional Definitions. The following
paragraphs are hereby added to the end of Section One of the Loan Agreement to read as follows:

                          1.60. "Amendment No. 5" shall mean the Amendment No. 5 to Loan and Security Agreement by and among Borrower and Banks, amending this Agreement.

                          1.61. "Fourth Modification of Deed to Secure Debt" shall mean the Fourth Modification of Deed to Secure Debt executed and delivered by Borrower pursuant to Paragraph 9(c) of Amendment No. 5.

                          1.62. "Third Amended and Restated Note" shall mean individually, and "Third Amended and Restated Notes" shall mean collectively, the Borrower's promissory notes in favor of each of Manufacturers, NCNB, PNB and Republic, each in the form attached to Amendment No. 5 as Exhibit A.

                 2. Amendments Co Paragraph 2.02 (Promissory Notes). Paragraph 2.02 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          2.02.   Promissory Notes. Borrower and Banks
                 acknowledge and agree that the entire principal amount of the Loan evidenced prior to the date of Amendment No. 5 by the New Notes has been repaid in full. From and after the date of Amendment No. 5 the indebtedness of Borrower to each Bank under the Loan will be evidenced by a Third Amended and Restated Note executed by Borrower in favor of such Bank in the form of Exhibit A attached to Amendment No. 5. The original principal amount of each Bank's Note will be its Pro Rata Share of the aggregate outstanding principal balance of the Loan as of the date of Amendment No. 5; provided, however, that notwithstanding the face amount of any Note, Borrower's liability under each such Note shall be limited at all times to its actual indebtedness, principal, interest and accrued fees, then outstanding to such Bank thereunder. Each Third Amended and Restated Note amends and restates in its entirety the Second Amended and Restated Note dated November 29, 1991, which amended and restated the Amended and Restated Note dated March 29, 1989, which amended and restated in its entirety the Promissory Note dated August 29, 1985 delivered by Borrower to each such Bank under the Loan Agreement, as amended by the Allonge dated March 31, 1988 delivered by Borrower to each such Bank in connection with Amendment No. 2 to Loan and Security Agreement (all of such prior notes, collectively the "Prior Notes"); provided, however, that the indebtedness of Borrower evidenced under the Prior Notes and the collateral security therefore are not terminated, extinguished or discharged, but shall continue to be evidenced and governed by the Third Amended and Restated Notes, the Loan Agreement and the documents granting the Collateral.

                 It is the intention of the parties hereto that the Third Amended and Restated Notes shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Collateral or the Deed to Secure Debt.

                 3.       Amendment to Paragraph 2.05 (Repayment). Paragraph
2.05 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          2.05 Repayment. Borrower and Banks acknowledge and agree that (i) the entire principal amount of the Loan evidenced by the New Notes has been repaid, and (ii) the aggregate remaining outstanding principal balance of the

                 Loan as of the date of Amendment No. 5 is $40,740,000. The principal balance of the Loan shall be repaid as follows:

                          (a) On December 30, 1994 Borrower shall make a principal payment of Nine Hundred Seventy Thousand Dollars ($970,000); and

                          (b) The aggregate outstanding principal balance of the Loan after application of the foregoing payment, being Thirty-Nine Million Seven Hundred Seventy Thousand Dollars ($39,770,000) shall be payable in twenty (20) consecutive quarterly installments in accordance with the repayment schedule set forth below on the last day of each March, June, September and December, commencing on March 31, 1995 and continuing thereafter, with the remaining principal balance and all other amounts outstanding under the Loan Agreement due and payable on December 31, 1999. The principal payments for each quarter shall be in an amount equal to the percentages of the Loan on January 1, 1994 as set forth in the table below opposite the period in or date on which such payment occurs.

                                                   Percentage of Loan
                 Period or Date                         Repayable
                 --------------                    ------------------
                 1/1/95 to 12/31/95                3.125% each quarter
                 1/1/96 to 12/31/96                4.375% each quarter
                 2/1/97 to 12/31/97                5.625% each quarter
                 1/1/98 to 12/31/98                5.625% each quarter
                 1/1/99 to 9/30/99                 6.250% each quarter
                 12/31/99                          Outstanding principal
                                                   balance

                 Notwithstanding the preceding portion of this Paragraph 2.05, in the event that Banks shall have accelerated the Loan upon the occurrence of an Event of Default, the aggregate outstanding balance under the Notes shall be due and payable on the date of Banks' declaration of the Event of Default and acceleration of the Loan.

                 4. Amendment to Paragraph 5.13 (Senior Debt to Annualized Cash Flow). Paragraph 5.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          5.13. Senior Debt to Annualized Cash Flow. Borrower will maintain, on the last day of each fiscal quarter, a ratio of Senior Debt to Annualized Cash Flow not to exceed 3.50:1.

                 5. Amendment to Paragraph 5.14 (Annualized Cash Flow Debt Service). Paragraph 5.14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          5.14. Annualized Cash Flow to Debt Service. Borrower will maintain, on the last day of each fiscal quarter, a ratio of (i) Annualized Cash Flow to (ii) four (4) times Debt Service for such fiscal quarter, of not less than 1.50:1.

                 6. Amendment to Exhibits A, C and F. Exhibits A, C, and F of the Loan Agreement are hereby amended and restated to read in their entirety as set forth in Exhibit B attached hereto.

                 7. Amendment Fee. On or before the date of this Amendment No. 5, Borrower shall pay to Agent a fee in the amount of $149,137.50, which shall be shared in by Banks on the basis of their respective Pro Rata Shares (as defined in the Loan Agreement).

                 8. Representations and Warranties. Borrower hereby represents and warrants to Banks as follows:

                          (a)     Representations. Except as modified by the
facts set forth in the amended and restated Exhibits A, C and F the Loan Agreement attached as Exhibit B hereto and except as described on Exhibit C attached hereto, the representations and warranties set forth in Section Three of the Loan Agreement are true and correct in all material respects as of the date hereof; no Event of Default under the Loan Agreement or event which with the passage of time or the giving of notice or both would constitute an Event of Default is in existence; and there has been no material adverse change in Borrower's financial condition or business since August 29, 1985.

                          (b)     Power and Authority. Each of Borrower and
Jones, on behalf of Borrower, has the power and authority under Colorado law and under its respective Partnership Agreement, or articles of incorporation and bylaws, to enter into and perform this Amendment No. 5, the Third Amended and Restated Notes and the Fourth Modification of Deed to Secure Debt and all other agreements, documents and actions required hereunder (hereinafter collectively referred to as the "Amendment Documents"); and all actions (corporate or otherwise) necessary or appropriate for the execution and performance by Borrower or Jones, on behalf of Borrower, of the Amendment Documents have been taken and upon their execution and delivery, the same will constitute the valid and binding obligations of Borrower and Jones, on behalf of Borrower, to the extent each is a party thereto, enforceable in accordance with their respective terms.

                          (c)     No Violation of Laws or Agreements. The
making and performance of the Amendment Documents will not violate any provisions of any law or regulation, federal, state or local (in any material respects), or the Partnership Agreement of Borrower or the articles of incorporation or bylaws of Jones or result in any material breach or violation of, or, except as described in the amended and restated Exhibits A, C and F to the Loan Agreement attached as Exhibit B hereto, constitute a default under, any material agreement by which either Borrower, Jones or their respective property may be bound or affected.

                          (d)     Perfection Liens. The liens on the Collateral
will continue as security for the Loan as a first priority lien on such Collateral, subject only to liens permitted by Section 6.05 of the Loan Agreement, as amended, and will continue to secure all indebtedness of Borrower to Banks under the Notes. Except for (i) the filing of the Fourth Modification of Deed to Secure Debt as provided in Paragraph 9(d), (ii) the filing of amendments to UCC financing statements as provided in Paragraph 9(d), and (iii) the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of applicable jurisdictions, no further action, including the filing or recording of any documents, is required to continue and maintain such perfected liens.

                 9. Conditions to Effectiveness of Amendment No. 5. The effectiveness of this Amendment No. 5 shall be subject to Banks' receipt of the following documents, each in form and substance satisfactory to Banks:

                          (a)     Amendment No. 5. This Amendment No. 5, duly
executed and delivered by Borrower and Banks, together with all Exhibits thereto.

                          (b)     Third Amended and Restated Notes. The Third
Amended and Restated Notes in the form of Exhibit A to Amendment No. 5, duly executed by Borrower and delivered to each Bank.

                          (c)     Fourth Modification of Deed to Secure Debt.
The Fourth Modification of Deed to Secure Debt duly executed by Borrower in recordable form, amending the Deed to Secure Debt with respect to the final maturity of the Loan.

                          (d)     Amendments to UCC Financing statements. Such
amendments to UCC financing statements and other recordations as are requested by Banks to perfect or to continue the perfected status of the security interests granted to the Banks.

                          (e)     Authorization Documents. A certified copy of
the resolutions of the board of directors of Jones authorizing Jones' and Borrower's execution and full performance of the Fourth Amendment Documents, and an incumbency certificate setting forth the officers of Jones.

                          (f)     Evidence of Good Standing. Certificates of
good standing in each state in which Borrower conducts business.

                          (g)     Opinion of Counsel. An opinion letter from
counsel for Borrower and Jones in Colorado covering the representations and warranties set forth in clauses (b)-(c) of Paragraph 8 of this Amendment No. 5 and an opinion letter from counsel for Borrower and Jones in Georgia covering the representations and warranties set forth in clause (d) of Paragraph 8 of this Amendment No. 5.

                          (h)     Searches. Uniform Commercial Code, tax, and
judgment searches against Borrower in those offices and jurisdictions as the Banks shall reasonably request.

                          (i)     Payment of Fees. Payment of the amendment
fee as required by Paragraph 7 hereof.

                 10. Affirmation. Borrower hereby affirms all the provisions of the Loan Agreement, as amended, including by this Amendment No. 5, agrees that the terms and conditions of the Loan Agreement shall continue in full force and effect as supplemented and amended hereby, confirms that the Collateral required under the Loan Agreement, including without limitation the collateral security afforded by the Loan Agreement, the Security Agreement, the Mortgages, the Deed to Secure Debt and all similar or related documents and agreements and all properties and assets constructed or otherwise obtained or acquired with the proceeds of advances under the Commitment, secure all liabilities and Obligations of Borrower under the Loan Agreement, as amended, including by this Amendment No. 5.

                 11.      Miscellaneous.

                          (a)     This Amendment No. 5, the Third Amended and
Restated Notes and the other Amendment Documents shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                          (b)     Borrower agrees to reimburse Agent for all
reasonable costs and expenses (including but not limited to attorneys' fees and disbursements) which Agent may pay or incur in connection with the preparation of this Amendment No. 5, the Amendment Documents executed in connection herewith, all recordings and the closing contemplated hereby.

                          (c)     All terms and conditions of this Amendment
No. 5 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

                          (d)     This Amendment No. 5 may be executed in any
number or counterparts with the same effect as if all the signatures of such counterparts appeared on one document and each such counterpart shall be deemed an original.

                          (e)     The execution, delivery and performance of
this Amendment No. 5 shall not operate as a waiver of any right, power or remedy of Banks under the Loan Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

                 IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 5 the day and year first above written.


                                           CABLE TV FUND 12-B, LTD.

ATTEST:                                    By:     JONES INTERCABLE, INC. ,  Its
                                                   sole general partner

By:  /s/ Katherine A. LeVoy                By:  /s/ J. ROY POTTLE
     Title: Asst. Secretary                     Title: Treasurer

[CORPORATE SEAL]

                                           CORESTATES BANK, N.A., for itself
                                           and as Agent

                                           By:  /s/ PHILIP D. HARRISON
                                                Name: Phillip D. Harrison
                                                Title: Commercial Officer

                             [EXECUTIONS CONTINUED]

                                           CHEMICAL BANK

                                           By: /s/ JOHN C. COFFIN
                                              Name: John C. Coffin
                                              Title: Vice President

                                           NATIONSBANK OF NORTH CAROLINA, N.A.

                                           By: /s/ DAVID G. JAMES
                                              Name: David G. James
                                              Title: Vice President

                                           NATIONSBANK OF TEXAS, N.A.

                                           By: /s/ DAVID G. JAMES
                                              Name: David G. James
                                              Title: Vice President

         The undersigned Jones Intercable, Inc. ("Jones"), the sole general partner of Borrower, hereby consents to the terms of Amendment No. 5 and agrees and confirms that any indebtedness of Borrower to Jones is subordinated by the terms of the Subordination Agreement of Jones dated August 29, 1985 to all indebtedness, obligations and liabilities of Borrower to Banks under the Loan Agreement, as amended, or otherwise.

                                           JONES INTERCABLE, INC.

                                           By: /s/ J. ROY POTTLE
                                              Name: J. Roy Pottle
                                              Title: Treasurer

                                   EXHIBIT A
                                    FORM OF

                        THIRD AMENDED AND RESTATED NOTE

$_________________                                             December __, 1994

                 FOR VALUE RECEIVED, the undersigned CABLE TV FUND 12-B, LTD., a Colorado limited partnership with its principal office at 9697 East Mineral Avenue, Englewood, Colorado 80112 (herein "Borrower"), hereby promises to pay to the order of _____________________________________ (herein "Bank"), at the offices of CoreStates Bank, N.A., a national banking association (formerly known as The Philadelphia National Bank) (herein "Agent") at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107, the principal sum of ____________ DOLLARS ($_____________) or such lesser sum as provided below, in accordance with the Repayment Schedule attached hereto and made a part hereof, on the last day of each March, June, September and December with the remaining principal balance and all other amounts outstanding under the Loan Agreement due and payable on December 31, 1999; together with interest on the unpaid principal balance in accordance with Paragraph 2.06 of the Loan Agreement referred to below. Interest payable on this Third Amended and Restated Note shall at all times be limited to the highest rate permitted by applicable law. Amounts received by Bank as Agent shall be shared by Banks (as defined in the Loan Agreement referred to below) on the basis of each Bank's Pro Rata Share (as defined in the Loan Agreement referred to below).

                 This Third Amended and Restated Note arises out of a certain Loan and Security Agreement dated August 29, 1985 by and among Borrower, Jones Intercable, Inc., a Colorado corporation ("Jones"), Agent, Bank and the other Banks party thereto, as amended (as amended from time to time, including by Amendment No. 5 to Loan and Security Agreement, the "Loan Agreement"), to which reference is made for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided under which the principal hereof and accrued interest thereon, if any, may become immediately due and payable or may be required to be prepaid. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                 This Third Amended and Restated Note amends and restates in its entirety the Second Amended and Restated Note dated November 29, 1991 delivered to Bank in connection with Amendment No. 4 to Loan and Security Agreement, which amended and restated the Amended and Restated Promissory Note dated March 29, 1989 delivered to Bank in connection with Amendment No. 3 to Loan and Security Agreement, which amended and restated in its entirety the Promissory Note dated August 19, 1985 delivered to Bank under the Loan Agreement, as amended by the Allonge dated March 31, 1988 delivered to Bank in connection with Amendment No.

2 to Loan and Security Agreement (all such prior notes, the "Prior Notes"); provided, however, that the indebtedness of Borrower evidenced under such Prior Notes and the Collateral therefore are not terminated, extinguished or discharged, but shall continue to be evidenced by and be governed by this Third Amended and Restated Note, the Loan Agreement and the documents granting the Collateral.

                 Except as set forth hereinbelow in any action or proceeding brought on this Third Amended and Restated Note or the indebtedness evidenced hereby, no deficiency may be asserted or enforced against the separate assets of Jones, and the liability of Jones for any amounts due hereunder shall be limited to Jones' interest in the Collateral, Jones' partnership interest in Borrower and in any other assets of Borrower. Any Bank may join Jones, in its capacity as general partner, as defendant in any legal action such Bank undertakes to enforce its rights and remedies under this Third Amended and Restated Note, but any judgment in any such action may be satisfied by recourse only to the Collateral, Jones' partnership interest in Borrower and any other assets of Borrower, and not by recourse directly to or by execution on Jones' separate assets. Notwithstanding the foregoing, nothing set forth herein shall be deemed to limit the liability of Jones or its assets or prohibit a Bank from taking any legal action against Jones on its assets for any fraud, intentional misconduct or gross negligence of Jones.

                 Notwithstanding the face amount of this Third Amended and Restated Note, the undersigned's liability hereunder shall be limited at all times to its actual aggregate outstanding indebtedness to Bank, principal and interest, under the Loan, together with all fees and expenses provided in the Loan Agreement.

                 Borrower hereby waives presentment, demand for payments, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Third Amended and Restated Note, excepting any notice requirements set forth in the Loan Agreement.

                 By the delivery and acceptance of this Third Amended and Restated Note, Borrower and Bank hereby agree that it is the intention of the parties hereto that this Third Amended and Restated Note shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the documents granting the Collateral.

                 IN WITNESS WHEREOF, the undersigned, by its duly authorized general partner, has executed this Third Amended and Restated Note the day and year first above written.

                                           CABLE TV FUND 12-B, LTD.

ATTEST:                                    By:     JONES INTERCABLE, INC.,
                                                   its sole General Partner

By:_____________________________           By:_______________________________
   Name:                                      Name:
   Title:                                     Title:

[CORPORATE SEAL]

                               REPAYMENT SCHEDULE
                                       TO
                                PROMISSORY NOTE
                                       OF
                            CABLE TV FUND 12-B, LTD.

                 On December 31, 1994 Borrower shall make a principal payment of Nine Hundred Seventy Thousand Dollars ($970,000). The aggregate outstanding principal balance under the Notes on January 1, 1994, after application of the foregoing payment, shall be payable in twenty (20) consecutive quarterly installments in accordance with the repayment schedule set forth below on the last day of each March, June, September and December, commencing on March 31, 1995 and continuing thereafter, with the remaining principal balance and all other amounts outstanding under the Loan Agreement due and payable on December 31, 1999. The aggregate principal payments for each quarter shall be in an amount equal to the percentages of the Loan on January 1, 1994 as set forth in the table below opposite the period in or date on which such payment occurs. Each of the above described payments shall be allocated to the Third Amended and Restated Notes of each Bank pro rata according to such Bank's Pro Rata Share.

                                                   Percentage of Loan
                 Period or Date                         Repayable
                 --------------                    ------------------
                 1/1/95 to 12/31/95                3.125% each quarter
                 1/1/96 to 12/31/96                4.375% each quarter
                 1/1/97 to 12/31/97                5.625% each quarter
                 1/1/98 to 12/31/98                5.625% each quarter
                 1/1/99 to 9/30/99                 6.250% each quarter
                 12/31/99                          Outstanding principal
                                                   balance

Notwithstanding the preceding portion of this Repayment Schedule, in the event that Banks shall have terminated the Commitment upon the occurrence of an Event of Default, the aggregate outstanding balance under the Notes shall be due and payable on the date of Banks' declaration of the Event of Default and termination of the Commitment.